November 5, 2009

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Angie Freeman, vice president investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE INCREASES ITS QUARTERLY CASH DIVIDEND

MINNEAPOLIS, November 5, 2009 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared an increase to its regular quarterly cash dividend from 24 cents ($0.24) per share to 25 cents ($0.25) per share, payable on January 4, 2010, to shareholders of record on December 4, 2009.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of November 5, 2009, there were approximately 167,740,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 32,000 customers through a network of 235 offices in North America, Europe, Asia, South America, Australia and the Middle East. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2008 total revenues of $8.6 billion. For more information about our company, visit our Web site at www.chrobinson.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding C.H. Robinson Worldwide Inc's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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